Exhibit 10.8

HPT IHG PR, Inc. HPT State Street TRS LLC HPT TRS IHG-2, Inc. Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458

August 4, 2020

Via FEDERAL EXPRESS AND EMAIL

NOTICE OF ADDITIONAL EVENT OF DEFAULT

InterContinental Hotels, Inc.
InterContinental Hotels Group Resources, Inc.
IHG Management (Maryland) LLC
InterContinental Hotels Group (Canada), Inc.
c/o Six Continents Hotels, Inc.
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346
Attn: Vice President of Operations

KHRG Allegro, LLC
KHRG State Street, LLC
Kimpton Hotel & Restaurant Group, LLC
222 Kearny Street - Suite 200
San Francisco, California 94108

Intercontinental Hotels (Puerto Rico) Inc.
c/o InterContinental Hotels Group
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346
Attn: Robert Chitty

Re:	The SVC/IHG Portfolio Agreements set forth on Schedule 1
(collectively, the “SVC/IHG Portfolio Agreements”)
Ladies and Gentlemen:
Reference is made to the SVC/IHG Portfolio Agreements. Capitalized terms used and not otherwise defined in this letter shall have the meanings given such terms on Schedule 1 or in the SVC/IHG Portfolio Agreements.

As noted in the Notice of Event of Default and Termination, dated July 23, 2020 (the “July Default and Termination Notice”), the IHG Parties previously defaulted in their obligation to pay the SVC Parties the full amounts of Owner’s Priority (including, without limitation, Owner’s First Priority and Owner’s Pool B Priority) and Minimum Rent that were due on July 1, 2020. As a result, the SVC Parties elected to terminate the SVC/IHG Portfolio Agreements as of November 1, 2020, subject to the IHG Parties’ ability to avoid such termination by paying all amounts then due under the SVC/IHG Portfolio Agreements on or before August 24, 2020. To date, the IHG Parties have made no payment.
The IHG Parties also have not paid the SVC Parties the Owner’s Priority (including, without limitation, Owner’s First Priority and Owner’s Pool B Priority) and Minimum Rent in the aggregate amount of $18,045,953 that was due on August 3, 2020. As a result, an additional Manager Event of Default and an additional Event of Default have occurred and are continuing. These additional amounts now past due and all accrued interest must also be paid for the IHG Parties to avoid termination of the SVC/IHG Portfolio Agreements, which payment must be made on or before August 24, 2020.
This notice shall not be deemed as a waiver of any other Manager Events of Default or Events of Default that may exist under the SVC/IHG Portfolio Agreements (including, without limitation, with respect to the Manager Events of Default and Events of Default described in the July Default and Termination Notice), or any other defaults that may exist under any other agreements related thereto, or any other rights or remedies that the SVC Parties might be entitled to exercise under the SVC/IHG Portfolio Agreements or any related agreement, at law and/or in equity.
Sincerely yours,
HPT IHG PR, Inc.
HPT State Street TRS LLC
HPT TRS IHG-2, Inc.

By: /s/ John G. Murray
John G. Murray
President

cc:	InterContinental Hotels Group Resources, Inc.
IHG Management (Maryland) LLC
InterContinental Hotels Group (Canada), Inc.
Intercontinental Hotels, Inc.
c/o Six Continents Hotels, Inc.
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346
Attn: General Counsel - Operations

KHRG Allegro, LLC
KHRG State Street LLC
Kimpton Hotel & Restaurant Group
222 Kearney Street - Suite 200
San Francisco, California 94108
Attn: General Counsel

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attn: Timothy Pakenham, Esq.

SCHEDULE 1

SVC/IHG PORTFOLIO AGREEMENTS

1.
Lease Agreement, dated as of February 16, 2005, between HPT IHG PR, Inc., as landlord (“PR Landlord”), and Intercontinental Hotels (Puerto Rico) Inc., as tenant (“PR Tenant”), as amended (as so amended, the “PR Lease”).

2.
Management Agreement, dated as of July 1, 2011, among HPT TRS IHG-2, Inc. (for itself and as successor by merger with HPT TRS IHG-1, Inc. and HPT TRS IHG-3, Inc.), as owner (“Owner”), and Intercontinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and Intercontinental Hotels Group Canada, Inc., as manager (collectively, “Manager”), as amended (as amended, the “Master Management Agreement”).

3.
Amended and Restated Management Agreement, dated as of February 1, 2017, between Owner, as owner, and KHRG Allegro, LLC, as manager (“Chicago Allegro Manager”) (the “Chicago Allegro Management Agreement”).

4.
Amended and Restated Management Agreement, dated as of October 9, 2019, between HPT State Street TRS LLC, as owner (“Chicago Owner”), and Kimpton Hotel & Restaurant Group, LLC, and KHRG State Street, LLC, as manager (the “Chicago Palomar Manager”) (the “Chicago Palomar Management Agreement”).

Definitions:

“IHG Parties” shall mean, collectively, PR Tenant, Manager, Chicago Allegro Manager and Chicago Palomar Manager.

“Management Agreements” shall mean, collectively, the Master Management Agreement, the Chicago Allegro Management Agreement and the Chicago Palomar Management Agreement.

“SVC Parties” shall mean, collectively, PR Landlord, Owner and Chicago Palomar Owner.